AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment, entered into on March 15, 2011, hereby amends certain sections of the Employment Agreement dated as of September 13, 2010 by and between Fred E. Tannous (the “Executive”) and AWESOME LIVING, INC., a Nevada corporation (the “Company”), modifies the original Employment Agreement as follows:

1.	The title of the Executive shall be Chief Executive Officer of the Company.

2.
Term of Employment.  Subject to the provisions of Section 6, the term of Executive’s employment pursuant to this Agreement shall commence on and as of the date hereof and shall terminate on the fifth (5th) anniversary of the date of this Amendment.

4.	Salary and Bonus.
b)	Bonus.
Added. As inducement for accepting the position of Chief Executive Officer, the Executive shall receive an additional stock grant of 4,000,000 restricted shares of the Company’s common stock valued at $100,000.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

AWESOME LIVING, INC.

By:  /s/ Bill Glaser
Name: Bill Glaser
Title: President

/s/ Fred E. Tannous
Fred E. Tannous